Exhibit 23.4(a)

Wardrop, A Tetra Tech Company

March 30, 2012

TO:           Seabridge Gold Inc.

Ladies and Gentlemen:

Reference is made to the Annual Report on Form 40-F (the “40-F”) of Seabridge Gold Inc. (the “Company”), to be filed with the United States Securities and Exchange Commission pursuant to the United States Securities Exchange Act of 1934, as amended, and the Annual Information Form (the “AIF”) of the Company for the year ended December 31, 2011, which is being filed as an exhibit to and incorporated by reference in the 40-F.

I, John Huang, Ph.D, P.Eng., on behalf of myself and Wardrop, A Tetra Tech Company, hereby consent to the references to, and the information derived from, the following reports and to the references, as applicable, to my name and Wardrop, A Tetra Tech Company’s name in connection with the following reports in the AIF and the 40-F:
•	Courageous Lake Updated Preliminary Economic Assessment 2011 dated July 15, 2011;
•	Kerr-Sulphurets-Mitchell (KSM) Prefeasibility Study Update 2011 dated June 15, 2011; and
•	January 2011 Mineral Resource Estimate, Courageous Lake Project, Northwest Territories, Canada dated March 15, 2011.

Yours truly,

/s/ John Huang
John Huang, Ph.D, P.Eng.